Exhibit 2.2

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Amendment (this “Amendment”) to the Business Combination Agreement is made and entered into effective as of March ___, 2025, by and among (i) Hudson Acquisition I Corp., a Delaware corporation (together with its successors, “HUDA”), (ii) EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), (iii) Aiways Automobile Europe GmbH, a German limited liability company (the “Company”), and (iv) Aiways Tech Limited, a Hong Kong company (the “Signing Seller”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the BCA.

WHEREAS, HUDA, Pubco, Aiways Merger Sub, Inc., a Delaware corporation, the Company and the Signing Seller are parties to that certain Business Combination Agreement made and entered into as of November 22, 2024 (the “Original BCA”);

WHEREAS, pursuant to Section 12.9 of the Original BCA, the Original BCA can be amended by execution of a written instrument signed by HUDA, Pubco, the Company and Sellers holding in the aggregate a Pro Rata Share in excess of fifty percent (50%); and

WHEREAS, the parties desire to amend the Original BCA on the terms and conditions set forth herein (as amended, including by this Amendment, the “BCA”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the BCA, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Amendments to Remove Rights Amendment.

(a) The Original Agreement is hereby amended to delete Section 8.23 in its entirety.

(b) Section 13.1 of the Original Agreement is hereby amended to delete the defined term “HUDA Rights” therein and replace it with the following:

““HUDA Rights” means one right that was included as part of each HUDA Unit entitling the holder thereof to receive one-fifth (1/5th) of a share of HUDA Common Stock upon the consummation by HUDA of its Business Combination.”

(c) Section 13.1 of the Original Agreement is hereby amended to delete the defined term “Rights Agreement” therein and replace it with the following:

““Rights Agreement” means the Rights Agreement, dated as of October 14, 2022, by and between HUDA and Continental Stock Transfer & Trust Company, as it may be amended.”

2. Amendment to Extend Outside Date. Section 10.1(b) of the Original Agreement is hereby amended to replace the date April 18, 2025 with July 18, 2025.

3. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original BCA and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original BCA or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the BCA in the BCA or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original BCA, as amended by this Amendment (or as the BCA may be further amended or modified after the date hereof in accordance with the terms thereof). The BCA, as amended by this Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the BCA, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original BCA is materially different from or inconsistent with any provision of this Amendment, the provision of this Amendment shall control, and the provision of the Original BCA shall, to the extent of such difference or inconsistency, be disregarded. This Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Original BCA, and, without limiting the foregoing, Sections 12.1 through 12.10 and 12.12 through 12.14 of the Original BCA are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Amendment as if all references to the “Agreement” contained therein were instead references to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Business Combination Agreement as of the date first written above.

HUDA:

HUDSON ACQUISITION I CORP.

By:	/s/ Warren Wang
	Name:	Warren Wang
	Title:	Chief Executive Officer and Chairman

Pubco:

EUROEV HOLDINGS LIMITED

By:	/s/ Yanmin Zhang
	Name:	Yanmin Zhang
	Title:	Director

The Company:

AIWAYS AUTOMOBILE EUROPE GMBH

By:	/s/ Alexander Klose-Mozer
	Name:	Alexander Klose-Mozer
	Title:	Managing Director

The Signing Seller:

AIWAYS TECH LIMITED

By:	/s/ Yanmin Zhang
	Name:	Yanmin Zhang
	Title:	Director

{Signature Page to First Amendment to Business Combination Agreement}